UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2005

ARTISTDIRECT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30063 (Commission File Number)	95-4760230 (I.R.S. Employer Identification Number)

10900 Wilshire Boulevard, Suite 1400
Los Angeles, California 90024
(Address of Principal Executive Offices, including Zip Code)

(310) 443-5360
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 9.01 Financial Statements and Exhibits

(b)	Pro forma financial information

(1)	Pro Forma Consolidated Statement of Operations (Unaudited) – Year Ended December 31, 2004

(2)	Pro Forma Consolidated Balance Sheet (Unaudited) – December 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)
Date: May 13, 2005	By:	/s/ ROBERT N. WEINGARTEN
		Name:	Robert N. Weingarten
		Title:	Chief Financial Officer

ARTISTdirect, Inc.

Pro Forma Financial Information

ARTISTdirect, Inc. (the “Company”) sold all of its interest in ARTISTdirect Records, LLC on February 28, 2005, as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2005.

The following pro forma consolidated statement of operations for the year ended December 31, 2004 gives effect to the sale of the Company’s interest in ARTISTdirect Records, LLC as if the transaction had occurred at the beginning of the fiscal year. Since the Company accounted for its interest in ARTISTdirect Records LLC as a discontinued operation for the year ended December 31, 2004, the loss from continuing operations in the pro forma consolidated statement of operations for the year ended December 31, 2004 excludes the operations of ARTISTdirect Records, LLC. Accordingly, no adjustments to the consolidated statement of operations for the year ended December 31, 2004 are shown to reflect the disposition of the Company’s interest in ARTISTdirect Records, LLC.

The following pro forma consolidated balance sheet as of December 31, 2004 gives effect to the sale of the Company’s interest in ARTISTdirect Records, LLC as if the transaction had occurred as of that date.

The pro forma financial information presented herein is based on management’s estimate of the effects of the sale of the Company’s interest in ARTISTdirect Records, LLC, based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The pro forma consolidated statement of operations for the year ended December 31, 2004 and the pro forma consolidated balance sheet as of December 31, 2004 are unaudited.

The pro forma consolidated statement of operations for the year ended December 31, 2004 and the pro forma consolidated balance sheet as of December 31, 2004 are not necessarily indicative of the results of operations or financial position that actually would have been achieved had the sale of the Company’s interest in ARTISTdirect Records, LLC been consummated as of the dates indicated, or that may be achieved in the future.

ARTISTDIRECT, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

	As Reported	Pro Forma		Pro Forma
	December 31, 2004	Adjustments		December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$1,156	$115	(a)	$1,271
Restricted cash	175			175
Accounts receivable, net	751			751
Prepaid expenses and other current assets	196			196
Assets of discontinued operations	16	(16	)(b)	—

Total current assets	2,294	99		2,393
Property and equipment, net	99			99
Other non-current assets	20			20

	$2,413	$99		$2,512

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable	$538	$		$538
Accrued expenses	1,274			1,274
Liabilities of discontinued operations	18,920	(18,770	)(c)	150

Total current liabilities	20,732	(18,770)		1,962

Minority interest	1,940	(1,940	)(d)	—

Stockholders’ equity (deficiency):
Preferred stock, $0.01 par value - Authorized - 5,000,000 shares Issued and outstanding – none	—			—
Common stock, $0.01 par value - Authorized - 15,000,000 shares Issued - 3,825,019 shares Outstanding - 3,502,117 shares	38			38
Treasury stock, 322,902 shares, at cost	(3,442)			(3,442)
Additional paid-in-capital	209,135			209,135
Accumulated deficit	(225,990)	20,809	(e)	(205,181)

Total stockholders’ equity (deficiency)	(20,259)	20,809		550

	$2,413	$99		$2,512

ARTISTDIRECT, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2004

     The following is a description of the pro forma adjustments reflected in the pro forma consolidated balance sheet at December 31, 2004:

     (a) Cash payment received by the Company in exchange for the sale of its interest in ARTISTdirect Records, LLC.

     (b) Assets of ARTISTdirect Records, LLC disposed of in conjunction with the sale of the Company’s interest in ARTISTdirect Records, LLC.

     (c) Liabilities of ARTISTdirect Records, LLC disposed of in conjunction with the sale of the Company’s interest in ARTISTdirect Records, LLC.

     (d) Elimination of minority interest with respect to ARTISTdirect Records, LLC.

     (e) Net gain on the sale of the Company’s interest in ARTISTdirect Records, LLC.

ARTISTDIRECT, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

Net revenue:
E-commerce	$2,994
Media	2,149

Total net revenue	5,143

Cost of revenue:
Direct cost of product sales	3,034
Other cost of revenue	518

Total cost of revenue	3,552

Gross profit	1,591

Operating expenses:
Sales and marketing	167
General and administrative	2,676
Provision for doubtful accounts	110
Stock-based compensation	7
Depreciation and amortization	223

Total operating costs	3,183

Loss from operations	(1,592)
Interest income, net	29
Gain from sale of tradename	500

Loss from continuing operations	$(1,063)

Net loss per common share – basic and diluted:
From continuing operations	$(0.30)

Weighted average number of common shares outstanding – basic and diluted	3,502,117